UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 12, 2003


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


Connecticut                           1-15995               06-1541045
-----------                           -------               ----------
(State, or other jurisdiction       (Commission           (IRS Employer
of Incorporation)                   File Number)          Identification No.)



157 Church Street, New Haven, Connecticut                06506
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(Address of principal executive offices)                (Zip Code)



Registrant's Telephone Number,
Including Area Code                                        (203) 499-2000
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                                        None
            ------------------------------------------------------------
            (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On March 12, 2003, the Connecticut Department of Public Utility Control ("DPUC") reopened its September 2002 rate decision, to examine increased pension and post-retirement expenses of The United Illuminating Company ("UI" or "the Company") for 2003. UI had requested that the DPUC reopen the decision to consider ratemaking treatment of $15,467,000 in additional 2003 pension and post retirement benefits expenses, beyond the amount presently included in UI's rates. In its decision to reopen, the DPUC stated that "1) there are various changed conditions that have affected the pension related expenses of the Company, 2) the underlying causes of such changed conditions were largely beyond the Company's control, and 3) the impact on UI of the changed conditions is of a magnitude that could affect the Company's financial integrity."

         The reopened docket has been designated Docket No. 01-10-10RE02 - DPUC Review of The United Illuminating Company Rate Filing - Pension Expense. A schedule for future actions in the reopened proceeding has not been set. However, the DPUC's March 12, 2003 decision provides that pending a decision in the reopened proceeding as to whether to grant recovery of any or all of the increased pension and post-retirement expense requested, UI is allowed to reduce its previously ordered accelerated amortization of stranded costs for the first quarter of 2003 by $3,866,750, an amount equal to one-fourth of the recovery requested by UI. UI expects a decision in the reopened docket during the second quarter of 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UIL HOLDINGS CORPORATION
                                 Registrant



Date:  3/12/2003                 By      /s/ Nathaniel D. Woodson
       ---------                   ---------------------------------------
                                             Nathaniel D. Woodson
                                     Chairman of the Board of Directors,
                                     President and Chief Executive Officer